UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2014

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On July 30, 2014, GFI Group Inc., a Delaware corporation (the “Company” or “GFI”), CME Group Inc., a Delaware corporation (“CME”), Commodore Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CME (“Merger Sub 1”), and Commodore Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of CME (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub 1 with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), which will be followed, immediately after the effective time of the Merger (the “Effective Time”), by a merger of the Surviving Corporation with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Combination”), with Merger Sub 2 continuing as the surviving entity in the Subsequent Merger.  As a result of the Merger, Merger Sub 2 will become a wholly-owned subsidiary of CME.

At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the capital stock of the Company, each share of GFI common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a fraction of a share (the “Exchange Ratio”) of CME Class A common stock (“CME Class A Common Stock”).  The Exchange Ratio is a fraction, the numerator of which equals $4.55 and the denominator of which equals the average closing sales price of CME Class A Common Stock as reported on the NASDAQ Global Select Market for the ten trading days ending upon and including the trading day immediately before the closing date of the Merger.  In connection with the Merger, CME will assume $240 million in outstanding debt of the Company.

Any GFI restricted stock units outstanding immediately before the Effective Time held by any employee that remains employed by CME or any of its subsidiaries (a “Continuing Employee”) following the consummation of the IDB Transaction (as defined below) shall be converted at the Effective Time into an obligation of CME or its subsidiaries.  Any GFI restricted stock units outstanding immediately before the Effective Time held by any employee other than a Continuing Employee or a non-employee director of the Company shall be converted into an obligation of IDB Buyer (as defined below).  Each outstanding GFI option will be canceled as of the Effective Time for no consideration.

The Merger Agreement was approved by a unanimous vote of the Company’s board of directors (the “Company Board”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Company Board (the “Special Committee”).  Mr. Michael Gooch, the Company’s Executive Chairman, and Mr. Colin Heffron, the Company’s Chief Executive Officer, recused themselves from the vote on the Merger.  All other members of the Company Board voted in favor of approving the Merger Agreement.  In connection with the Special Committee’s recommendation, Greenhill & Co., LLC, as financial advisor to the Special Committee, rendered its opinion to the Special Committee that, as of the date of the opinion and subject to the various assumptions and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of GFI common stock.

The consummation of the Combination is subject to customary closing conditions, including, without limitation, (i) obtaining the approval of GFI stockholders, including the affirmative vote of a majority of the disinterested GFI stockholders, (ii) the shares of CME Class A Common Stock to be issued in the Merger being approved for listing on NASDAQ, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other waiting periods under certain specified foreign competition laws, receipt of other specified regulatory approvals and the provision of certain notices to third parties, (iv) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the Combination, (v) the registration statement to be filed by CME with respect to the shares of CME Class A Common Stock to be issued in the Merger being declared effective by the Securities and Exchange Commission, (vi) the completion of a pre-closing reorganization of the Company, and the satisfaction or waiver of the conditions to closing of the JPI Merger Agreement and the IDB Purchase Agreement as further discussed below, (vii) the accuracy of the representations and warranties made by CME and the Company, respectively, and compliance by CME and the Company with their respective obligations under the Merger Agreement, and (viii) the GFI subsidiaries retained by CME after the IDB Transaction having a specified amount of working capital and available cash on hand following the consummation of the transactions contemplated by the Merger Agreement.

The Combination will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for both CME and the Company, including if the Combination is not completed on or before March 15, 2015 or if either the JPI Merger Agreement or the IDB Purchase Agreement is terminated in accordance with its terms.  In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay CME a termination fee equal to $20,143,121; and may be required to reimburse CME up to $10 million in expenses in certain instances.

The Merger Agreement contains detailed representations and warranties of the Company, CME, Merger Sub 1 and Merger Sub 2.  The Company has agreed to various covenants and agreements, including, among others, an agreement to conduct its business in the ordinary course during the period prior to the closing of the Merger and not to engage in certain kinds of transactions during this period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about the Company, CME or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, CME or their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Support Agreement

Concurrently with the entry into the Merger Agreement, CME entered into a Support Agreement dated as of the date of the Merger Agreement (the “Support Agreement”) with certain beneficial owners of GFI common stock (the “Stockholders”), including entities controlled by Mr. Gooch.  The shares of Genesis common stock subject to the Support Agreement constituted approximately 38% of the total issued and outstanding shares of GFI common stock as of June 30, 2014.  On the terms and conditions set forth in the Support Agreement, the Stockholders agreed to vote or cause to be voted their shares in favor of adoption of the Merger Agreement and approval of each of the transactions contemplated thereby.  Further, the Stockholders have agreed to vote against (i) the approval of any alternative business combination transaction or (ii) any other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone or affect the transactions contemplated by the Merger Agreement.  The Support Agreement will terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Support Agreement by the mutual written consent of CME and the Stockholders, (c) a termination of the Merger Agreement due to (i) a breach of CME’s representations, warranties or covenants thereto or (ii) because the outside date has been reached or a restraint on the Combination has been imposed, in the case of (ii), solely due to the failure to obtain certain antitrust approvals or (d) 12 months after the termination of the Merger Agreement (such period, the “Tail Period”).

In the event that during the Tail Period, as a result of the financial condition of the Company, there is, or is reasonably likely to be, a default under the Company’s indenture or credit agreement that, if not cured, would result in the relevant GFI obligor party’s obligations to be accelerated, the obligations of the Stockholders under the Support Agreement will terminate solely to the extent necessary to allow the Stockholders to approve the sale of all the equity of the Company or all or substantially all of the assets of the Company to a bona fide third-party purchaser.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

JPI Merger Agreement

On July 30, 2014, CME, Cheetah Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CME (“Merger Sub 3”), Cheetah Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of CME (“Merger Sub 4”), Jersey Partners Inc., a New York corporation (“JPI”), New JPI Inc., a Delaware corporation (“New JPI”), and the other individuals signatory thereto, which are stockholders of JPI and New JPI (the “Signing Stockholders”) entered into an Agreement and Plan of Merger (the “JPI Merger Agreement”) providing for the merger of Merger Sub 3 with and into New JPI (the “JPI Merger”), with New JPI continuing as the surviving corporation in the JPI Merger (the “JPI Merger Surviving Corporation”), which will be followed, immediately after the effective time of the JPI Merger (the “JPI Merger Effective Time”), by a merger of the JPI Merger Surviving Corporation with and into Merger Sub 4 (the “Subsequent JPI Merger” and, together with the JPI Merger, the “JPI Combination”), with Merger Sub 4 to be the surviving entity in the Subsequent JPI Merger.  As a result of the JPI Mergers, Merger Sub 4 will become a wholly-owned subsidiary of CME.

At the JPI Merger Effective Time, by virtue of the JPI Merger and without any action on the part of the holders of any shares of the capital stock of New JPI, each share of New JPI common stock (“New JPI Common Stock”) issued and outstanding immediately prior to the JPI Merger Effective Time (other than shares of New JPI common stock owned by New JPI) will be converted into the right to receive a fraction of a share of CME Class A Common Stock (the “JPI Exchange Ratio”).  The JPI Exchange Ratio is a fraction, the numerator of which equals the aggregate number of shares of CME Class A Common Stock that would be payable if such shares were converted into the merger consideration provided for in the Merger Agreement and the denominator of which equals the maximum number of shares of New JPI Common Stock that could be issued and outstanding immediately prior to the Effective Time.

The consummation of the JPI Combination is subject to customary closing conditions, including, without limitation, (i) the delivery to CME by the Signing Stockholders, in their capacity as stockholders of JPI and New JPI, of an irrevocable action by written consent to adopt the JPI Merger Agreement, (ii) the shares of common stock of CME to be issued in the JPI Merger being approved for listing on NASDAQ, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other waiting periods under certain specified foreign competition laws, receipt of other specified regulatory approvals and the provision of certain notices to third parties, (iv) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the JPI Combination, (v) the completion of a pre-closing reorganization of JPI and New JPI, and the satisfaction or waiver of the conditions to closing of the Merger Agreement and the IDB Purchase Agreement as further discussed above, (vi) the accuracy of the respective representations and warranties made by CME, Merger Sub 3, Merger Sub 4, JPI, New JPI and the Signing Stockholders, and compliance by CME, Merger Sub 3, Merger Sub 4, JPI, New JPI and the Signing Stockholders with their respective obligations under the JPI Merger Agreement, and (vii) not more than five percent (5%) of the holders of the issued and outstanding shares of New JPI Common Stock or JPI Common Stock having demanded and not withdrawn) appraisal of their shares.  The JPI Combination will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The JPI Merger Agreement contains certain termination rights for both CME and New JPI, including if the JPI Combination is not completed on or before March 15, 2015 or if either the Merger Agreement or the IDB Purchase Agreement is terminated in accordance with its terms.

The JPI Merger Agreement contains detailed representations and warranties of CME, Merger Sub 3, Merger Sub 4, JPI, New JPI and the Signing Stockholders.  JPI and New JPI a have agreed to various covenants and agreements, including, among others, an agreement to conduct their respective businesses in the ordinary course during the period prior to the closing of the JPI Merger and not to engage in certain kinds of transactions during this period.

The foregoing description of the JPI Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the JPI Merger Agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein. The JPI Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about JPI, New JPI, CME or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the JPI Merger Agreement are made only for purposes of the JPI Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the JPI Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of JPI, New JPI, CME or their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the JPI Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

IDB Purchase Agreement

In connection with the transactions contemplated by the Merger Agreement and the JPI Merger Agreement, on July 30, 2014, Merger Sub 2, GFI Brokers Holdco Ltd, a Bermuda limited company (“IDB Buyer”), CME (solely for purposes of Article IX therein), JPI (solely for purposes of Article IX therein ), and New JPI (solely for purposes of Article IX therein) entered into a Purchase Agreement (the “IDB Purchase Agreement”) providing for IDB Buyer to purchase from Merger Sub 2, and Merger Sub 2 to sell, transfer and assign to IDB Buyer, an affiliated entity of Mr. Gooch and certain other members of the Company’s management, all of Merger Sub 2’s right, title and interest in and to all of the issued and outstanding securities of the subsidiaries of the Company that own and operate the Company’s interdealer brokerage business, and IDB Buyer will assume certain liabilities from Merger Sub 2 immediately after the Mergers for consideration of $165,000,000 in cash and the assumption, at closing, of approximately $63 million of unvested deferred compensation and other liabilities (collectively, the “IDB Transaction”).  The parent of IDB Buyer has obtained debt commitments in an aggregate amount of at least $225,000,000.

The consummation of the IDB Transaction is subject to customary closing conditions, including, without limitation, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other waiting periods under certain specified foreign competition laws, receipt of other specified regulatory approvals and the provision of certain notices to third parties, (ii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the IDB Transaction, (iii) the satisfaction or waiver of the conditions to closing of the Merger Agreement and JPI Merger Agreement as further discussed herein, and (iv) the accuracy of the representations and warranties made by IDB Buyer and Merger Sub 2, respectively, and compliance by IDB Buyer and Merger Sub 2 with their respective obligations under the IDB Purchase Agreement.

The IDB Purchase Agreement contains certain termination rights for both IDB Buyer and Merger Sub 2, including if the IDB Transaction is not completed on or before March 15, 2015 or if either the Merger Agreement or the JPI Merger Agreement is terminated in accordance with its terms.

The foregoing description of the IDB Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the IDB Purchase Agreement, which is attached hereto as Exhibit 2.3 and incorporated by reference herein.  The IDB Purchase Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about IDB Buyer or Merger Sub 2 or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the IDB Purchase Agreement are made only for purposes of the IDB Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the IDB Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IDB Buyer, Merger Sub 2 or their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the IDB Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Commitment Letter

Concurrently with the entry into the IDB Purchase Agreement, GFI Holdco Inc., a Delaware corporation and indirect parent of IDB Buyer (“GFI Holdco”), entered into a financing commitment letter (the “Commitment Letter”) with Jefferies Finance LLC (“Jefferies”), pursuant to which Jefferies has committed to provide GFI Holdco a $225 million senior secured term loan (the “Term Loan Facility”) as financing in connection with the IDB Transaction. The commitment to provide the Term Loan Facility is subject to certain conditions set forth in the Commitment Letter. GFI Holdco will pay customary fees and expenses in connection with obtaining the Term Loan Facility and has agreed to indemnify Jefferies if certain losses are incurred by it in connection therewith.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 2.4 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and the exhibits incorporated herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, with respect to the Company and CME Group, (i) statements about the benefits of the transaction, including financial and operating results and synergy benefits that may be realized from the transaction and the timeframe for realizing those benefits; (ii) the Company’s and CME’s plans, objectives, expectations and intentions; (iii) other statements contained in this communication that are not historical facts; and (iv) other statements identified by words such as “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements; the inability to complete the transactions contemplated by the definitive agreements due to the failure to obtain the required Company stockholder approval; the inability to satisfy the other conditions specified in the definitive agreements, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions; the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of the transactions; the outcome of any legal proceedings that may be instituted against the Company, CME or others following announcement of the transaction; economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects.

Further information about factors that could affect the financial and other results of the Company are included in its filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements speak only as of the date hereof. Except for the ongoing obligations of the Company to disclose material information under the federal securities laws, the Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and Forms 10-Q.  For additional information on the Company, please visit the Company’s website at www.gfigroup.com.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and CME, the Company and CME will file relevant materials with the SEC, including a CME registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of CME, and a definitive proxy statement/prospectus will be mailed to shareholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by CME and the Company, through the website maintained by the SEC at http://www.sec.gov or at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.gfigroup.com/ or by contacting the Company’s Investor Relations Department at (212) 968-4167.  Copies of the documents filed with the SEC by CME will be available free of charge on CME’s website at http://www.cmegroup.com/ or by contacting CME’s Investor Relations Department at (312) 930-8491.

The Company and its directors, executive officers and certain of its employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Investors and security holders may obtain more detailed information regarding the names, affiliates and interests of the Company’s directors and executive officers by reading the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 13, 2014, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 22, 2014, and its Current Reports on Form 8-K filed with the SEC on February 14, 2013 and June 10, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 8.01.             Other Events

On July 30, 2014, the Company distributed a letter from Chief Executive Officer, Colin Heffron, to its employees.  A copy of the letter to employees is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 30, 2014, by and among GFI Group Inc., CME Group Inc., Commodore Acquisition Corp. and Commodore Acquisition LLC

2.2

Agreement and Plan of Merger, dated as of July 30, 2014, by and among CME Group Inc., Cheetah Acquisition Corp., Cheetah Acquisition LLC, Jersey Partners Inc., New JPI Inc. and the other individual signatories thereto

2.3	Purchase Agreement, dated as of July 30, 2014, by and among Commodore Acquisition LLC, GFI Brokers Holdco Ltd., CME Group Inc., Jersey Partners Inc., and New JPI Inc.

2.4	Commitment Letter, dated as of July 30, 2014, between Jefferies Finance LLC and GFI Holdco Inc.

10.1	Support Agreement, dated as of July 30, 2014, by and among CME Group Inc., Jersey Partners Inc., New JPI Inc., and the other signatories thereto

99.1	Letter from GFI Group Inc. Chief Executive Officer Colin Heffron to Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Dated: July 31, 2014	By:	/s/ Christopher D’Antuono
Name: Christopher D’Antuono
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 30, 2014, by and among GFI Group Inc., CME Group Inc., Commodore Acquisition Corp. and Commodore Acquisition LLC

2.2

Agreement and Plan of Merger, dated as of July 30, 2014, by and among CME Group Inc., Cheetah Acquisition Corp., Cheetah Acquisition LLC, Jersey Partners Inc., New JPI Inc. and the other individual signatories thereto

2.3	Purchase Agreement, dated as of July 30, 2014, by and among Commodore Acquisition LLC, GFI Brokers Holdco Ltd., CME Group Inc., Jersey Partners Inc., and New JPI Inc.

2.4	Commitment Letter, dated as of July 30, 2014, between Jefferies Finance LLC and GFI Holdco Inc.

10.1	Support Agreement, dated as of July 30, 2014, by and among CME Group Inc., Jersey Partners Inc., New JPI Inc., and the other signatories thereto

99.1	Letter from GFI Group Inc. Chief Executive Officer Colin Heffron to Employees